Exhibit 10.9

[####] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

DATED 2016

CAMBRIDGE ENTERPRISE LIMITED (1)

(“CE”)

and

APCINTEX LIMITED (2)

(“Licensee”)

EXCLUSIVE PATENT AND

NON-EXCLUSIVE KNOW-HOW

LICENCE AGREEMENT

Case No: [####]

EXECUTION VERSION

Contents

1.	Definitions and Interpretations	1
1.1	Definitions	1
1.2	Interpretation	4
1.3	Schedules	4

2.	Grant of rights	4

2.1	Licences	4
2.2	Formal licences	5
2.3	Sub-licensing	5
2.4	Affiliates	6
2.5	Reservation of rights	6
2.6	Licensing of Improvements	7
2.7	Assignment on Share Sale	7

3.	Confidentiality	8

3.1	Provision of Know-how	8
3.2	Parties to treat Know-how as
	confidential	8
3.3	Confidentiality	8
3.4	Use of Confidential Information	9
3.5	Disclosing Confidential Information	9
3.6	Exceptions to confidentiality obligations	9
3.7	Return of Confidential Information and survival of confidentiality obligations	9

4.	Payments	10

4.1	Initial payment and reimbursement of patent costs	10
4.2	Net Sales Value Reporting Calculation	10
4.3	Royalties on Licensed Products (including those sold by Sub- Licensees)	10
4.4	Royalty Stacking	10
4.5	Milestone payments	10
4.6	Annual licence fees	11
4.7	Equity	11
4.8	Payment terms and price index	12
4.9	Financial Reports	12
4.10	Records	12

5.	Commercialisation obligations and reports	13

5.1	Commercialisation	13
5.2	Commercialisation Reports	13
5.3	Commercial Diligence Disputes	13

5.4	CE’s right to terminate	14

6.	Intellectual property	14

6.1	Patent protection	14
6.2	Specified European Jurisdictions	15
6.3	Infringement of the Patents	15
6.4	Infringement of third party rights	15

7.	Warranties and liability	16

7.1	Status of Licensed Technology and responsibility for development of Licensed Products	16
7.2	No representations or warranties	16
7.3	Liability and indemnity	17

8.	Duration and termination	19

8.1	Term	19
8.2	Early termination by the Licensee	19
8.3	Early termination by CE	19
8.4	Early termination by either Party	19
8.5	Consequences of termination	19

9.	Dispute resolution	20

10.	General	20

10.1	Force majeure	20
10.2	Assignment	21
10.3	Waiver	21
10.4	Invalid clauses	21
10.5	No agency	21
10.6	Notices	21
10.7	Law and jurisdiction	22
10.8	Further action	22
10.9	Announcements	22
10.10	Entire agreement	23
10.11	Third party rights	23
10.12	Export Control Regulations	23
10.13	Non-use of names and marking of Licensed Products	23
10.14	Insurance	24
10.15	Legal Compliance	24

Schedule 1		1

Part A : The Patents		1
Part B : Know-how		2

Schedule 2		3

Part A : Payment and Report Schedule		3
Part B : Financial Report Format		4

EXECUTION VERSION

THIS AGREEMENT dated	2016 is between:

(1)	CAMBRIDGE ENTERPRISE LIMITED (“CE”), a company incorporated in England and Wales (registered number 1069886) whose registered address is at The Old Schools, Trinity Lane, Cambridge CB2 1TN, UK;

and

(2)	APCINTEX LIMITED (the “Licensee”), a company incorporated in England and Wales (registered number 9088717) whose registered office is at c/o Medicxi, 25 Great Pulteney Street, London, England W1F 9LT.

RECITALS:

(A)	CE is a company wholly owned by The Chancellor, Masters and Scholars of the University of Cambridge.

(B)

The University and CUH inventors specified in Schedule 1 have developed technology relating to the diagnosis, treatment and monitoring of bleeding disorders, including the Patents and the Know-how, and the inventors, CUH, and the University have assigned to CE all their intellectual property rights in the Patents and the Inventors have granted a licence to CE in respect of the Know-how.

(C)

The Licensee wishes to acquire rights in relation to the technology to enable the development and commercialisation of Licensed Products in the Field and in the Territory, in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretations

1.1	Definitions

In this Agreement, the following words shall have the following meanings:

Affiliate	In relation to a Party, means any entity or person which controls, is controlled by, or is under common control with that Party. For the purposes of this definition, “control” shall mean direct or indirect beneficial ownership of 50% (or, outside a Party’s home territory, such lesser percentage as is the maximum permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that entity or person, as the case may be.

Agreement	this document, including its Schedules

Anniversary	An anniversary of the Commencement Date.

Commencement Date	The date of this Agreement.

Confidential Information	The terms of this Agreement and any information marked confidential obtained directly or indirectly by one Party from the other Party.

Continuation in Part	Any continuation-in-part patent application provided

(a) it was filed within [####] of the original application;

(b) it only names one or more of the Inventors;

EXECUTION VERSION

(c) the technology covered was disclosed, claimed in and dominated by the original application; and

(d) the technology is not affected by obligations to third parties (for example rights created in a sponsored research or other collaboration agreement between the University and a third party).

CUH	Cambridge University Hospitals NHS Foundation Trust.

Field	The diagnosis, prognosis and treatment of human disease.

First Commercial Sale	means the first commercial sale by a Selling Entity of a Licensed Product in the US, the European Union (as constituted at the date of the first commercial sale) or Japan pursuant to the grant of a Marketing Authorisation

Improvement(s)	Any and all improvements, modifications, revisions, new applications and other developments to and of the Licensed Technology arising during the continuation of this Agreement.

Indemnitees	CE, CUH, the University, their employees and students, the Inventors and Principal Investigators.

Inventor(s)	The inventors named in Schedule 1.

Know-how	The invention claimed in the Patents, together with technical information of the Principal Investigator in the Field as listed in Schedule 1 which exists at the Commencement Date and which relates directly to exploitation in the Field and Territory of the inventions claimed in the Patents.

Licensable Improvement	Any Improvement which;

(i) has been made or generated by or under the supervision (or co-supervision) of any or all of the Principal Investigators;

(ii) has been disclosed within [####] of the Commencement Date to CE;

(iii) is owned and controlled by the University; and

(iv) has been assigned to CE and that CE is free to licence.

Licensed Product	Any product, process or use which the Licensee, its Affiliates or Sub- Licensees sells, supplies or makes available anywhere in the Territory (including to a Sub-Licensee) and which uses or incorporates or its development makes use of any of the PCI Know-how or technology embodied in the Patents.

Licensed Technology	The Patents and the Know-how.

Marketing Authorisation	Means in relation to a Licensed Product, those approvals necessary and sufficient from one or more competent authorities for the marketing and sale of such Licensed Product.

Milestone	An event specified in Clause 4.5 where the achievement of the event is in any way dependent upon or deploys or validates any of the PCI Know-how or technology embodied in the Patents.

EXECUTION VERSION

Net Sales Value	(a) the price of Licensed Products invoiced by the Licensee or a Sub-Licensee in arm’s length transactions to independent third parties exclusively for money or;

(b) the price that would have been invoiced if it had been such a transaction and in both cases without deduction of any commission paid to a third party but less the following permitted deductions:

(i)  arm’s length trade discounts or credits given for example to wholesalers, buying groups, healthcare companies etc; amounts repaid or credited by reason of rejection, defects or return of Licensed Products; amounts written off for bad debts; and

(ii)   provided the amounts are separately charged on the relevant invoice, any costs of packaging, insurance, carriage delivery and freight, any value added tax or other sales tax, and any import duties or similar applicable government levies.

Save that for the purposes of determining Net Sales Value, a sale shall not include free of charge transfers or disposal of Licensed Products for charitable, promotional, testing, clinical trialling, qualification, approval, regulatory or similar purposes.

Notwithstanding the foregoing, “Net Sales Value” shall not include:

(a) any payment received by a Selling Entity for the sale or supply of any Licensed Product between a Selling Entity and another Selling Entity;

(b) any sums for any products, services or processes that are not Licensed Products.

Parties	CE and the Licensee, and “Party” shall mean either of them.

Patents	The patent (or, where more than one, all the patents) and the content of the patent application (or, where more than one, all the applications) referred to in Schedule 1 together with any patents granted pursuant to such application or applications and any continuations, Continuations in Part, extensions, reissues, divisions, divisional applications and supplementary protection certificates which derive priority from such application or applications.

Payment Period	The payment periods specified in Schedule 2.

PCI Know-how	That part of the Know-how and Materials listed in Schedule 1B held solely by the Inventors and the University that is specific to modified serpins for the treatment of bleeding disorders.

Planned Sales	Projected annual sales for Licensed Products.

Principal Investigators	[####]

Royalty	The royalty specified in Clause 4.3.

EXECUTION VERSION

Royalty Term	Means, on a country-by-country basis, the period commencing on the date of the First Commercial Sale in such country and ending on the date of expiry of the last Valid Claim in the relevant country.

Selling Entity	The Licensee or any Sub-Licensee

Sub-Licensee	Any third party granted a sub-licence of the rights in Clause 2.1 by the Licensee whether directly by the Licensee or through multiple levels of sub-licensing.

Term	The period specified in Clause 8.1.

Territory	Worldwide.

University	The Chancellor, Masters and Scholars of the University of Cambridge.

Valid Claim	Any claim as at the relevant date (such as for example only the date of a sale potentially triggering a Royalty) of an issued and unexpired patent or any pending claim in a pending patent application within the Patent that: (a) has not been permanently held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or cannot be appealed, (b) that has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise; or (c) is deemed to be a Valid Claim pursuant to Clause 6.2.

1.2	Interpretation

In this Agreement (except where the context otherwise requires):

(a)

any reference to a clause or schedule is to the relevant clause of or schedule to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or schedule in which it appears;

(b)	the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

(c)

any reference to “person” or “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality);

(d)	the singular includes the plural and vice versa; and

(e)	words preceding “include”, “includes”, “including” and “included” shall be construed without limitation by the words which follow those words.

1.3	Schedules

The schedules form part of this Agreement. If a provision of a schedule is inconsistent with a provision of this Agreement, the latter prevails.

2.	Grant of rights

2.1	Licences

In consideration of the payments specified in clause 4 CE hereby grants to the Licensee and its Affiliates subject to the provisions of this Agreement:

EXECUTION VERSION

(a)

an exclusive licence under the Patents (with the right to sub-license, subject to Clause 2.3 below) to develop, manufacture, have manufactured, sell, supply and make available Licensed Products under this Agreement only in the Field in the Territory; and

(b)

an exclusive licence to use the PCI Know-how (with the right to sub-license, subject to Clause 2.3 below), to use, develop, manufacture, have manufactured, sell, supply and make available Licensed Products under this Agreement only in the Field in the Territory; and

(c)

a non-exclusive licence to use any Know-how that is not PCI Know-how (with the right to sub-license, subject to Clause 2.3 below), to use, develop, manufacture, have manufactured, sell, supply and make available Licensed Products under this Agreement only in the Field in the Territory.

2.2	Formal licences

The Parties shall execute such formal licences as may be necessary or appropriate for registration with Patent Offices and other relevant authorities in particular territories. In the event of any conflict in meaning between any such licence and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of formal licences (if any) referred to in this clause, the Parties shall as far as possible have the same rights and obligations towards one another as if such licences had been granted. The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

2.3	Sub-licensing

The Licensee shall be entitled to grant sub-licences of its rights under this Agreement (and to permit multiple levels of sub-licensing by Sub-Licensees), provided that:

(a)	each sub-licence shall

(I)

include terms which are equivalent in all material respects to the obligations and limitations imposed on the Licensee under this Agreement (including insurance obligations, the limitation of the Indemnitees’ liability and an indemnity to the Indemnitees)

(II)	not exclude the Contracts (Rights of Third Parties) Act 1999 in respect of any of the Indemnitees;

(b)

each sub-licence shall terminate automatically on the termination of this Agreement for any reason subject to the right for Licensee to require CE to agree that if the Agreement terminates for any reason whatsoever and:

(I)	where there is only one Sub-Licensee then CE shall immediately upon termination grant to the Sub-Licensee a new licence on terms identical to the terms of this Agreement; and

(II)

where there is more than one Sub-Licensee, then CE shall offer to grant to the Sub-Licensees a new direct licence on terms identical to each Sub-Licensee’s sub-licence, provided however that the new licence shall:

I)	grant rights in relation to the Licensed Technology only;

II)

provide for CE to be entitled to take over the prosecution, maintenance and enforcement of the patents comprised in the Licensed Technology (unless agreed otherwise with the Sub-Licensees) and for the related costs of CE to be borne equally by the Sub-Licensee(s);

EXECUTION VERSION

III)	not impose any obligation on CE that is not included in this Agreement and

IV)	have the same financial terms as those in this Agreement,

(each of (I) and (II) being referred to as the “Step-in Right”, as appropriate).

The Step-in Right shall not arise if this Agreement terminates (a) by effluxion of time, due to a breach of the sublicense by the Sub-Licensee causing Licensee to be in breach of this Agreement, such that CE exercises its right of termination of this Agreement (except where there is more than one Sub-Licensee, in which case the non-breaching Sub-Licensee(s) shall be offered a new direct licence in accordance with clause (II) above);

(c)

within [####] of the grant of any sub-licence the Licensee shall provide to CE a true copy of it redacted, to the extent required by any Sub-licensee, in respect of any financial provisions, and without limiting the Licensee’s obligations under Clauses 4.9 and 4.10;

(d)

the Licensee shall be responsible for Sub-Licensees’ conduct and any breach of a sub-licence as if it had been a breach by the Licensee under this Agreement and the Licensee shall indemnify CE against any loss, damages, costs, claims or expenses which are awarded against or suffered by CE as a result; and

(e)

for the avoidance of doubt, all Sub-Licensees shall be treated as sub-licensees of the Licensee for the purposes of this Agreement, whether the rights are granted directly by the Licensee or by any Sub-Licensee.

2.4	Affiliates

The Licensee shall be responsible for its Affiliates’ conduct in connection with the rights licensed under this Agreement. Any act or omission of an Affiliate pursuant to the terms of this Agreement shall be deemed to be an act or omission of the Licensee and the Licensee shall indemnify CE against any loss, damages, costs, claims or expenses which are awarded against or suffered by CE as a result of any such act or omission of an Affiliate.

2.5	Reservation of rights

(a)	There is reserved for the University, CUH and the Inventors an irrevocable, world-wide, royalty-free, right to use the Patents and PCI Know-how in the Field for

(I)	publication and teaching;

(II)	academic research;

(III)	as background intellectual property for any academic research project; and

(IV)	clinical patient care;

For the avoidance of doubt no licence is granted to or reserved by this Clause 2.5(a) for any commercial use or exploitation of the Patent or the PCI Know-how.

(b)	For the avoidance of doubt, academic research includes use of the Patents and PCI Know-how in the Field

(I)	for research into clinical patient care;

(II)	to investigate, develop and provide materials for research purposes; and °

EXECUTION VERSION

(III)	as background intellectual property for any research pursuant to EC or other government, public or charitable research funding, and applications for the same.

(c)

Except for the rights expressly set out in this Agreement, no licence is granted in respect of the Licensed Technology or any other technology or patents of CE regardless of whether such technology or patents are dominant or subordinate to the Licensed Technology and all rights, title and interest in and to the Licensed Technology throughout the world now or hereafter are and shall remain the exclusive property of CE.

2.6	Licensing of Improvements

(a)

Subject to the provisions of this Agreement, CE shall forthwith upon its creation give Licensee a written notice describing the Licensable Improvement and shall grant the Licensee (if the Licensee so requests) a licence in respect of the Licensable Improvements with the right to sub-license, subject to Clause 2.3, to use, develop, manufacture, have manufactured, sell, supply and make available Licensed Products only in the Field in the Territory.

(b)	Any licence to a Licensable Improvement under this clause shall;

(I)	be exclusive with respect to any patents or patent applications or Improvements to those materials that form part of the PCI Know-how and non-exclusive with respect to any other Know-how;

(II)

require that the Licensable Improvement be considered Licensed Technology under this Agreement, and subject to the obligations set out in clause 3.2 with respect to any Improvements to PCI Know-how and Know-how;

(III)	establish the responsibility of the Licensee for determining the scope and nature of any patent or other protection, such protection to be obtained at the Licensee’s cost; and

(IV)	be effective automatically on the written acknowledgement by the Licensee to CE of a notice describing the Licensable Improvement from CE.

(c)

CE has procured written agreement from the Principal Investigators: (i) that they shall notify Licensee of their plans to conduct or supervise any research that may lead to the development of a Licensable Improvement; and (ii) that they shall also take appropriate steps and have in place appropriate written agreements to ensure that CE shall have any and all rights (including of ownership or control of such rights passing to the University and assigned to CE) required to license said Licensable Improvements to Licensee under this Agreement.

2.7	Assignment on Share Sale

Without prejudice to the Licensee’s rights under Clause 10.2, the Parties accept that the Licensee and its assets may be acquired in whole or part by a third party (such as a pharmaceutical company) (a “Relevant Transaction”) and in such circumstances the Parties accept that such acquirer may require an assignment of the Patents and an exclusive, perpetual, irrevocable licence of the PCI Know-How and a non-exclusive License to the Know-how that is not PCI Know-how in a defined field of use as a condition of the Relevant Transaction. Accordingly, if the Relevant Transaction is contemplated the Parties shall use reasonable endeavours to negotiate in good faith to determine the terms under which CE could agree to the Assignment to such third party. The Parties agree to act without delay in such negotiations with a view to agreeing the terms of the Assignment prior to the proposed date of completion of the Relevant Transaction. For the avoidance of doubt, the Parties recognise that the obligation of CE to conduct these negotiations under this Clause 2.7 in good faith does not extend to an obligation on CE to enter into any Assignment.

EXECUTION VERSION

3.	Confidentiality

3.1	Provision of Know-how

Upon the Licensee’s request, CE shall:

(a)

arrange for and the Principal Investigators to supply the Licensee with all Know-how in their possession and that has not previously been disclosed to the Licensee and which is reasonably necessary or desirable to enable the Licensee to exercise its rights under Clause 2.1. The method of such supply shall be agreed between the Principal Investigators and the Licensee and (in respect of the Inventors) shall fall under consultancy agreements to be entered into between the Inventors and the Licensee;

(b)

deliver up to Licensee copies (in hard copy or electronic format) of relevant documents, material or other information related to the filing, prosecution and maintenance of the Patent including all files (including all correspondence with and advice from internal or external patent attorney’s related to the aforementioned and the filing strategy to be adopted); and

(c)

transfer all the Materials forming part of the PCI Know-how in its possession or control relating to the Licensed Technology, control of such Materials shall pass to Licensee upon the Commencement Date.

3.2	Parties to treat Know-how as confidential

The Licensee receives the Know-how as Confidential Information, whether or not marked confidential. The Licensee shall not use the Know-how for any purpose except as expressly licensed hereby and in accordance with the provisions of this Agreement. The Licensee shall observe the provisions of Clauses 3.4, 3.7 and 8.5(a)(IV) in relation to the Know-how.

3.3	Confidentiality

The Parties agree that;

(a)	PCI Know-how may not be disclosed by either Party (irrespective of which Party is the discloser) except as expressly provided for Clause 3.3(d);

(b)

no Confidential Information of the Disclosing Party may be used by the Recipient Party for any purpose other than the performance of the Recipient Party’s obligations or the exercise of the Recipient Party’s rights under this Agreement;

(c)	no other Confidential Information disclosed by one Party (“Disclosing Party”) to the other Party (“Recipient Party”) under this Agreement may be disclosed by the Recipient Party to any person; and

(d)	Clauses 3.3(a), 3.3(b) and 3.3(c) shall not apply to Confidential Information disclosed;

(I)	to employees, officers, directors, auditors of the Recipient Party or the University or CUH requiring the Confidential Information for the purposes of this Agreement;

(II)	with the prior written consent of the Disclosing Party which consent may be given or withheld in its absolute discretion;

(III)	to actual or potential customers or sub-licensees for Licensed Products in so far as such disclosure is necessary to promote the sale or use of Licensed Products;

EXECUTION VERSION

(IV)	if the Recipient Party is advised it is required to do so by law (including the Freedom of Information Act 2000 or Environmental Information Regulations) or stock exchange; or

(V)	if the Recipient Party is required to do so in connection with legal proceedings relating to this Agreement.

3.4	Use of Confidential Information

No Confidential Information of the Disclosing Party may be used by the Recipient Party for any purpose other than the performance of the Recipient Party’s obligations or the exercise of the Recipient Party’s rights under this Agreement.

3.5	Disclosing Confidential Information

Any Party disclosing Confidential Information under Clause 3.3(d)(1), 3.3(d)(ll) or 3.3(d)(lII) must use all reasonable endeavours to ensure that persons receiving Confidential Information from it;

(a)	do not disclose or use the Confidential Information except in the circumstances permitted in Clauses 3.3(d) or 3.4; and

(b)	sign a written confidentiality undertaking on terms as least as restrictive as that binding the Recipient Party.

3.6	Exceptions to confidentiality obligations

(a)	Clauses 3.2, 3.3 and 3.4 do not apply to Confidential Information which:

(I)	is in or becomes part of the public domain other than through breach of this Agreement or an obligation of confidence owed to the Disclosing Party;

(II)

the Recipient Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party (unless that knowledge arose from disclosure of information in breach of an obligation of confidence).

(b)	For the avoidance of doubt the Licensee acknowledges that:

(I)

CE is required to inform the Inventors, CUH and any others entitled to a share in CE receipts under this Agreement (including persons other than CE employees) of the basis of CE’s calculation of the share due; and

(II)

for the purpose of academic publication any Inventors and any others who contributed to the creation or development of the Licensed Technology may have to declare to the publisher and in publications that the Licensee is licensed in respect of the Licensed Technology and that income from exploitation of the Licensed Technology has or may be received.

If a disclosure described in this Clause 3.6(b)(1) or 3.6(b)(ll) is required to include Confidential Information, CE and the academic disclosing will be deemed to have permission to make such disclosure.

3.7	Return of Confidential Information and survival of confidentiality obligations

(a)

The Recipient Party must return promptly to the Disclosing Party if so requested all documents or other materials containing or referring to Confidential Information which are in the Recipient Party’s possession, power or control or in the possession, power or control of persons who have received Confidential Information from the Recipient Party under Clause 3.3(d)(1), 3.3(d)(ll) or 3.3(d)(l 11). This Clause 3.7(a) shall not apply to Know-how unless termination occurs in accordance with Clauses 8.2, 8.3 or 8.4.

EXECUTION VERSION

(b)	The provisions of Clauses 3.2 to 3.7 inclusive will survive the expiry or earlier termination (for whatever reason) of this Agreement for a period of five years.

4.	Payments

4.1	Initial payment and reimbursement of patent costs

The Licensee shall pay to CE

(a)	the non-refundable, non-deductible sum of [####]; and

(b)	the sum of [####] in reimbursement of external receipted costs in connection with obtaining patent protection prior to the Commencement Date.

4.2	Net Sales Value Reporting Calculation

The Licensee must report to CE in good faith all disposals of Licensed Products, including by its Affiliates or Sub-Licensees and report clearly where indirect or non-monetary consideration is accepted for any Licensed Product. This applies to all activity of the Licensee and its Affiliates or Sub-Licensees and includes transactions with any party associated with the Licensee or its Affiliates or Sub-Licensees or any Licensee business partner or (as defined in the Companies Act 2006) any subsidiary or holding company of the Licensee or its Affiliates or Sub-Licensees or subsidiary of any such holding company.

4.3	Royalties on Licensed Products (including those sold by Sub-Licensees)

The Licensee shall pay CE a royalty on each Licensed Product that, other than for the licences granted under Clause 2.1 of this Agreement, would infringe a Valid Claim in the jurisdiction or country where the sale triggering the Royalty payment took place at the following rates:

(a)	[####]; and

(b)	[####].

[####].

4.4	Royalty Stacking

If during the Term, in order to avoid infringing any third party’s patent(s) by the use, development, manufacture, supply, sale or making available of Licensed Products, the Licensee considers it necessary to obtain a licence of the dominating patent from any third party (“Third Party Licence(s)”) [####].

For the avoidance of doubt this provision only applies to licences the Licensee considers necessary to enable use of the Licensed Products. It does not apply to other licences or permissions which the Licensee believes may be merely desirable to develop, produce, market or sell finished Licensed Products. Furthermore, this provision does not apply to patents developed by Licensee and subsequently assigned or licensed to third parties.

4.5	Milestone payments

The Licensee shall pay CE the milestone payment(s) set out in the table below in respect of each Licensed Product when the relevant Milestone is achieved, whether it is achieved by the Licensee, an Affiliate or a Sub-Licensee.

EXECUTION VERSION

Milestone	Payment
[####]	[	####]
[####]	[	####]

The Parties agree that, for the avoidance of doubt, each milestone payment shall be payable only once per Licensed Product, regardless of the number of separate indications, line extensions and the like for which a Licensed Product is developed in a phase 3 clinical trial or is granted a market approval [####].

4.6	Annual licence fees

The Licensee shall pay to CE the following annual licence fees:

On the Anniversary in	Payment
[####]	[	####]
[####]	[	####]

If the annual licence fee is not paid, CE may in its absolute discretion treat non-payment of any material sum as a material breach of contract.

4.7	Equity

(a)

On or before the Commencement Date the Licensee shall issue and shall deliver to CE evidence of ownership of a total of [####] its ordinary shares (the “Shares”) in the name of CE and CE shall pay the par value for the Shares (£[####] for [####] ordinary shares at [####] per share). Clause 2.1 (the grant of the Licence) shall not become effective until CE has received both the evidence of the ownership of the Shares and also payment of the sums specified under clause 4.1.

(b)

The Licensee undertakes to CE that, at the Commencement Date, the aggregate number of the Shares will be not less than [####] of Licensee’s issued share capital calculated on a “Fully Diluted Basis”. For purposes of this clause “Fully Diluted Basis” shall mean that the total number of issued shares shall be calculated to include conversion of all securities which are convertible into ordinary shares, the issue of shares to be allocated to the Inventors, the exercise of all then outstanding options and warrants to purchase shares (including the options to be granted to the Inventors), whether or not then exercisable, and shall assume the issuance or grant of all shares reserved for issuance pursuant to any company share option plan in effect on the date of the calculation.

(c)

The Licensee shall provide promptly such information as CE may reasonably request from time to time to enable CE to assess and monitor the development of the Licensee company (and any subsidiaries) and the value of CE’s shareholding. This is likely to include an annual request of the following information for the [####] prior to the request:

(I)	the most recently audited company accounts (and where they are more than [####] old the most recent management accounts also);

(II)	shares, securities and options issued to University or CUH employees; and

(III)

where CE shareholding is [####] or more of the issued share capital on a Fully Diluted Basis the most recent version of the share capitalisation table, including the impact of options for management and funders.

EXECUTION VERSION

4.8	Payment terms and price index

(a)	Payments shall be made in accordance with Schedule 2 Part A.

(b)	The Licensee shall be responsible for collecting and paying to CE all payments due to CE in respect of sub-licensing or exercise of rights by Affiliates, including Royalties.

(c)	All consideration and any other monies due under this Agreement are exclusive of Value Added Tax which where applicable shall be paid by the Licensee to CE. All payments shall:

(I)	be made in pounds sterling by telegraphic transfer to the account of [####];

(II)

in the event of a change in the national currency of the United Kingdom, be converted from pounds sterling into the new national currency of the United Kingdom at the buying rate of such new currency as quoted by Barclays Bank plc in London on the day when such currency change comes into force;

(III)

in the case of monies received by the Licensee from sales or sub-licensing in a currency other than pounds sterling, be calculated in the other currency and then converted into the national currency of the United Kingdom at the buying rate of such other currency as quoted by Barclays Bank plc in London as at the close of business on the last business day of the Payment Period with respect to which the payment is made;

(IV)

be made by the due date, failing which CE may charge reasonable debt recovery costs together with interest on any outstanding amount on a daily basis, compounded quarterly, from the day after the due date until payment at the statutory rate in force on the due date under the Late Payment of Commercial Debts (Interest) Act 1998; and

(V)	be made in full without deduction of taxes, charges or duties, including bank charges or income tax.

4.9	Financial Reports

(a)	Financial Reports (including nil reports) are required as set out in Schedule 2 when the first sale of a Licensed Product occurs, annually beforehand, and when a payment is made.

(b)	Each payment shall be accompanied by a financial report in the form set out in Schedule 2 Part B. Such reports shall include details of payments due in respect of sub-licensing.

(c)

The Licensee shall report to CE the date of first sale of a Licensed Product within [####] of its occurrence and (in accordance with Clause 4.2) all disposals of Licensed Product thereafter. The Licensee shall also provide on requests such statistics as CE may reasonably require in relation to the disposal of Licensed Products over the whole or any part of the Term.

4.10	Records

(a)

The Licensee shall keep at its normal place of business and cause Sub-Licensees and its Affiliates similarly to keep all information used to calculate payments due to CE under this Agreement including detailed and up to date records and accounts showing the quantity, description and value of Licensed Products sold by it, Sub-Licensees and its Affiliates, and the amount of Other Income received by it, on a country by country basis. The Licensee shall keep these records separate or otherwise make them extractable easily from its other business records and shall not dispose of them until after the [####] of their creation.

EXECUTION VERSION

(b)

The Licensee shall make such information available, on reasonable notice, for audit during business hours by CE’s duly authorised representative for the purpose of verifying the accuracy of any report given by the Licensee to CE under this clause 4. The representative shall be required to keep confidential all information learnt during any such inspection, and to disclose to CE only such details as may be necessary to report on the accuracy of the Licensee’s financial reports. CE shall be responsible for the representative’s professional charges unless the representative certifies that there is an inaccuracy of more than [####] in any financial statement, in which case the Licensee shall pay the charges in respect of that inspection. The Licensee shall pay any underpayment reported by the representative within [####] of receipt of a CE’s invoice requiring payment for the same.

(c)	The Licensee shall ensure that CE has the same rights as those set out in this Clause 4.10 in any sub-licence of any of the Licensed Technology granted pursuant to this Agreement.

5.	Commercialisation obligations and reports

5.1	Commercialisation

The Licensee shall use commercially reasonable endeavours to develop and commercially exploit the Licensed Technology.

5.2	Commercialisation Reports

Without prejudice to the generality of the Licensee’s obligations under Clause 5.1, the Licensee shall send CE within [####] of each Anniversary an updated, written commercialisation report (which constitutes Licensee Confidential Information), covering as a minimum the [####] preceding the Anniversary and the [####] following it. The report shall include:

(a)	the projected and actual dates of first sale of a Licensed Product; (b) Planned Sales during the period covered by the report; (c) Milestone progression;

(d)	a summary of activities taken by the Licensee in the last [####], and to be taken in the next [####], to develop and commercially exploit the Licensed Technology ;

(e)	sub-licences granted and rights granted to Affiliates during the period covered by the report;

(f)	any other income invoiced or received during the period covered by the report;

(g)	the commercial and public benefit which the Licensee believes that the Licensed Technology has created or stimulated; and

(h)	certification of insurance cover maintained (types and levels).

CE’s receipt or approval of any such report shall not be taken to waive or qualify the Licensee’s obligations under Clause 5.1.

5.3	Commercial Diligence Disputes

(a)	If CE considers at any time during the Term that the Licensee has not fulfilled its obligations pursuant to Clause 5.1 or 5.2 CE may issue notice to the Licensee to that effect.

EXECUTION VERSION

(b)	Within in [####] of receipt of such a notice the Licensee shall provide CE with evidence that the Licensee complied with its obligations pursuant to Clause 5.1 or 5.2.

(c)

If the evidence provided by the Licensee to CE does not satisfy CE that the obligations in Clause 5.1 or 5.2 have been met, the Parties shall then engage in good faith negotiations to determine whether there has been a breach of Clause 5.1 or 5.2 and if so what specific action the Licensee should now take (“Specific Action”) in order to address CE’s concerns and secure compliance. The Licensee shall take any agreed Specific Action within [####] of agreement.

(d)

If the negotiations fail to reach agreement within [####] or if the Licensee has not initiated an agreed Specific Action within [####] of agreement, then CE may initiate a formal mediation as set out in Clause 9 (Dispute Resolution).

(e)

In the event that [####] after the conclusion of the Mediation process period CE does not accept that the Licensee has complied with Clause 5.1 and/or 5.2 or that the Licensee has taken an agreed Specific Action within [####], then the dispute may be resolved by a court of a competent jurisdiction in accordance with Clause 9 and Clause 10.7.

5.4	CE’s right to terminate

If a court of competent jurisdiction (in a decision that has not been appealed or cannot be appealed) determines that the Licensee has failed to comply with its obligations under Clause 5.1 or 5.2 or failed to take an agreed Specific Action within [####] of agreement that it should be taken, CE shall be entitled, by giving not less than [####] written notice to terminate this Agreement and the licences granted to the Licensee under Clause 2. Termination in accordance with this Clause 5.4 shall be CE’s sole remedy in respect of the Licensee’s breach of this Clause 5.

6.	Intellectual property

6.1	Patent protection

(a)	The Licensee shall at its own cost and expense:

(I)

endeavour, in its sole and reasonable discretion but always subject to the Licensee’s obligations under Clause 5.1, to obtain valid patents in the name of CE pursuant to each patent application listed in Schedule 1 so as to secure the broadest monopoly reasonably available including the filing of divisional applications where appropriate including in the jurisdictions set out in Schedule 1; and

(II)	pay all renewal fees in respect of the Patents as and when due; and

(III)	ensure that CE receives copies of all correspondence concerning each patent application listed in Schedule 1,

provided that if the Licensee wishes to abandon any such application or not to maintain any patent in the whole of any part of the Territory (or to cease funding such application or patent) it shall give at least [####] prior written notice to CE, specifying the parts of the Territory affected. At any time after the expiry of such notice period CE may notify the Licensee that it is no longer licensed under the relevant patent or patent application for the whole or part of the Territory identified in the notice.

(b)

CE shall grant the Licensee and its agents such powers of attorney and other permissions as the Licensee may reasonably require in order to carry out the filing, prosecution and maintenance of patents and patent applications pursuant to this Clause 6.1. The Licensee shall not be responsible for any acts or omissions relating to the filing, prosecution or maintenance of the Patents prior to the Commencement Date.

EXECUTION VERSION

6.2	Specified European Jurisdictions

In so far as a Patent at the Commencement Date is a European patent and the Licensee elects not to validate the European patent in a contracting state designated by the Licensor prior to the Commencement Date then any Valid Claim of the said European patent shall be deemed to be a Valid Claim in the state(s) where it has not been validated by the Licensee. Licensed Products sold in the state(s) where the said European patent has not been so validated shall therefore incur Royalties due under Clause 4.3 of this Agreement.

6.3	Infringement of the Patents

(a)	Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents in the Field.

(b)

Subject to Clause 6.3(c), the Licensee shall be entitled to take legal or other action against any third party to enforce the Patents at its sole expense. If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with CE’s other licensees (if any) in relation to any such action.

If required by law CE shall agree to be joined in any such legal action (and may elect to take part in the proceedings) subject to being indemnified and secured in a reasonable manner as to any costs, damages, expenses or other liability. CE shall have the right to be separately represented in any legal action by its own counsel at its own expense.

(c)

Before starting legal action in accordance with Clause 6.3(b) or agreeing to any settlement, the Licensee shall consult CE and take its views into account about the advisability of the action or settlement, its effect on the University and CE’s reputation and good name, the effect on any other CE licensees of any of the Licensed Technology, the public interest and how the action should be conducted. Any monetary recovery from any legal or other action shall be dealt with as follows:

(I)	Each Party shall be reimbursed any expenses reasonably incurred in securing the sums recovered.

(II)

If the infringer is granted a sub-licence (either under Clause 2.3 or with CE’s consent) CE shall receive [####] of the balance of any upfront payment made in connection with such sub-licence, after reimbursement of expenses, provided however that if, at the time of the sub-licence grant, the royalty stacking provision in Clause 4.4 is operating to reduce the royalty payable [####], then such lower percentage shall apply.

(d)

In the event that the Licensee is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within [####] of the Licensee first becoming aware of the basis for such action, CE shall have the following rights, at its sole discretion:

(I)	to prosecute such infringement under its sole control and its sole expense, and any recovery obtained shall belong to CE;

(II)	to seek interim relief.

6.4	Infringement of third party rights

(a)

If any warning letter or other notice of infringement is received by a Party, or legal action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

EXECUTION VERSION

(b)

The Licensee shall have the right but not the obligation to defend such action and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Patent or the confidentiality of the Know-how, the consent of CE must be obtained before taking such action or making such settlement.

7.	Warranties and liability

7.1	Status of Licensed Technology and responsibility for development of Licensed Products

The Licensee acknowledges that the Licensed Technology is at an early stage of development, that it is provided “as is” and specific results cannot be guaranteed. The Licensee shall be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable and for all Licensed Products sold or supplied. The Parties accept that, given the nature of all scientific research and development work in respect of the Licensed Technology, specific results may not be achievable within the timescales or within the budgets envisaged or at all. As such the Licensee makes no warranty that any or all of the scientific research and development work envisaged will be achieved.

7.2	No representations or warranties

(a)

The Licensee acknowledges that CE has not performed any searches or investigations into the existence of any third party rights, which may affect any of the Licensed Technology and that in entering into this Agreement it does not do so in reliance on (and shall have no remedy in respect of) any representation, warranty or other provision, except as expressly provided in this clause, in which case any remedy shall be limited to an action for breach of contract under the terms of this Agreement.

(b)	CE warrants that,

(I)

with the exception of the rights reserved in Clause 2.5(a), the University, CUH and the Inventors have assigned to CE all their intellectual property rights in the Patents and have licensed to CE the Know-how;

(II)

having made reasonable enquiries of the University, CUH and the Inventors (and having secured written representations from them), CE is not aware that any third parties have any legal, financial, commercial or other equitable interest in the Licensed Technology through the provision of funding of research that generated the Licensed Technology;

(III)	the Patents and PCI Know-how have not been licensed to any person, or charged or encumbered;

(IV)	to the best of its knowledge and belief the Inventors are the only actual devisors of the inventions claimed in the Patents;

(V)

CE, and as far as CE is aware the University and CUH, do not own or control any other material intellectual property other than the Licensed Technology relating to the use of modified serpins for the treatment of bleeding disorders which is the subject of the inventions claimed in the Patents;

(VI)	to the best of its knowledge and belief CE is the sole owner of the Patents and has the right and authority to enter into this Agreement;

EXECUTION VERSION

(VII)

to the best of its knowledge and belief the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate actions;

(VIII)

to the best of its knowledge and belief the performance by CE of any of its obligations hereunder does not conflict with, or constitute a breach or a violation of any other contractual obligation to which it is a party.

(c)	Except as provided by Clause 7.2(b) CE makes no representations or warranties of any kind, express or implied, concerning the Licensed Technology including

(I)	as to the satisfactory quality or fitness for a particular purpose

(II)	as to the absence of latent or other defects, whether or not discoverable

(III)	as to the validity or scope of the Patent or

(IV)	that the exploitation of the Licensed Technology or any Licensed Product will not infringe any patents or other intellectual property rights of a third party.

All conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.3 Liability and indemnity

(a)

The limitations and exclusions in this Agreement shall not apply in respect of claims for personal injury or death caused by negligence of the Indemnitees or in respect of fraud or fraudulent misrepresentation.

(b)

In respect of any damages or expenses of whatsoever nature and howsoever arising (including in contract, tort, negligence or for breach of statutory duty or misrepresentation) in connection with any use of the Licensed Technology or the manufacture, use or sale of or any other dealing in the Licensed Products or otherwise in connection with this Agreement or any relationships established by it:

(I)

the aggregate liability of the Indemnitees and the Licensee shall be limited to [####], whichever shall be the highe provided however that this limitation (I) shall, in relation to any breach of Clause 3 (Confidentiality), or to any wilful breach of this Agreement, be [####]; and

(II)	in no circumstances shall the Indemnitees or the Licensee be liable for any indirect, incidental or consequential damages including any loss of profits, revenue, business opportunity or goodwill.

(c)

Notwithstanding anything else in this Agreement the Licensee shall indemnify the Indemnitees in full against all demands, claims, judgements and liability (howsoever arising and whether in contract, tort, negligence or for breach of statutory duty or misrepresentation) for damages, costs, expenses or any other loss of whatsoever nature including damage to property, financial loss, personal injury and death, which is asserted in any claim or threatened claim by any third party against all or any of the Indemnitees and which relates to or arises

(I)	from use by the Licensee or any of its Affiliates or any Sub-Licensee or any user of the whole or any part of the Licensed Technology; or

(II)	in connection with the manufacture, use or sale of or any other dealing in any Licensed Products by the Licensee or any of its Affiliates or any Sub-Licensee.

EXECUTION VERSION

The indemnity also extends to the Indemnitees’ reasonable legal and professional fees and any expenses incurred in dealing with any such third party claim. Nothing in this sub-clause shall prevent the Licensee recovering from CE, subject to the exclusions and limitations set out this Agreement, damages due to the Licensee for default by CE of any of its contractual obligations under this Agreement.

(d)

If any third party makes a claim, or notifies an intention to make a claim, against an Indemnitee which may reasonably be considered likely to give rise to a liability under the indemnity at Clause 7.3(c)(“Claim”);

(I)	the Indemnitee (or CE on behalf of the Indemnitee) shall as soon as reasonably practicable, give written notice of the Claim to the Licensee, specifying the nature of the Claim in reasonable detail;

(II)

CE hereby agrees that the Licensee shall have full conduct of such Claim provided that the Licensee keeps CE fully informed and consults CE about the conduct of such Claim. For the purposes of this clause “consults” shall mean that the Licensee shall give full consideration to CE’s reasonable representations without being bound to follow such representations.

(III)

The Licensee shall have no right to settle any such Claim without the agreement in writing of CE. In the event that CE does not agree to any settlement of such Claim proposed by the Licensee (such agreement not to be withheld unreasonably), the Licensee’s obligation to indemnify CE shall be limited to any amounts incurred and due to CE under the indemnity up to the date of the proposed settlement, together with the amount of any such proposed settlement.

(IV)

while the Licensee has conduct of any Claim CE shall not seek to settle or make any admission in respect of any such Claim without the prior written consent of the Licensee (such consent not to be unreasonably conditioned, withheld or delayed), provided that the Indemnitee (or CE on behalf of the Indemnitee) may settle the Claim (after giving prior written notice of the terms of settlement, to the extent legally possible, to the Licensee, but without obtaining the Licensee’s consent) if the Indemnitee or CE reasonably believe that failure to settle the Claim would be prejudicial to the Indemnitee in any material respect.

(V)

the Indemnitee (or CE on behalf of the Indemnitee) shall give the Licensee and its professional advisers reasonable access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Indemnitee, so as to enable the Licensee and its professional advisers to examine them and to take copies (at the Licensee’s expense) for the purpose of assessing the Claim; and

(VI)

subject to the Licensee providing security to the Indemnitee (or CE on behalf of the Indemnitee) to the Indemnitee’s or CE’s (as applicable) reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the Licensee may reasonably request to avoid, dispute, compromise or defend the Claim.

CE shall have the right to take over conduct of any Claim at any time by serving written notice on the Licensee. In the event that CE serves notice to take over conduct of any Claim, the Licensee’s obligation to indemnify the Indemnitee shall (in relation to that Claim only) cease to accrue immediately and be limited to any amounts incurred and due to the Indemnitee under the indemnity up to the date CE serves such notice on the Licensee.

EXECUTION VERSION

8.	Duration and termination

8.1	Term

This Agreement, and the licences granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 8, shall continue in force until the date on which all the granted Patents have expired or been revoked without a right of further appeal and on such date this Agreement shall terminate automatically, and the licences granted hereunder shall and the Licensee shall be free to use the Know-how without restriction.

8.2	Early termination by the Licensee

The Licensee may terminate this Agreement at any time on [####] notice in writing to CE.

8.3	Early termination by CE

CE may terminate this Agreement in either of the following cases:

(a)

forthwith by giving written notice to the Licensee if the Licensee or any of its Affiliates or any Sub-Licensee commence(s) legal proceedings, or assist(s) any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents;

(b)	as provided in Clause 5.4

8.4	Early termination by either Party

Without prejudice to any other right or remedy, either Party may by written notice to the other Party terminate this Agreement at any time by notice in writing to the other Party, if any of the following events occur:

(a)

the other Party has materially breached this Agreement (and for the avoidance of doubt non-payment of any material sum by the Licensee under clause 4 shall be deemed a material breach) and, in case of a remediable breach other than a persistent breach, has failed to remedy that breach within thirty days of the date of service of a written notice from the other Party specifying the breach and requiring that it be remedied;

(b)

the other Party ceases to carry on business, is unable to pay its debts when they fall due, is declared bankrupt, or an order is made or a resolution passed for the winding up of that other Party or for the appointment of an administrator, receiver, liquidator or manager of that other Party; or

(c)	if the force majeure event as defined in Clause 10.1 continues for longer than 6 months, either Party shall have the right to terminate this Agreement by serving written notice on the other.

8.5	Consequences of termination

(a)	Upon termination of this Agreement for any reason otherwise than in accordance with Clause 8.1:

(I)

(except where CE terminates under Clause 8.4) the Licensee, its Affiliates, and Sub-Licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 4.3) any unsold or unused stocks of the Licensed Products for a period of [####] following the date of termination;

EXECUTION VERSION

(II)	subject to Clause 8.5(a)(1) above, the Licensee shall no longer be licensed to use or otherwise exploit in any way either directly or indirectly any of the Licensed Technology

(III)	subject to Clause 8.5(a)(1) above, the Licensee shall consent to the cancellation of any formal licence granted to it or of any registration of it in any register in relation to any of the Patents;

(IV)

each Party shall return to the other (or destroy at the other’s request) all Confidential Information disclosed to it by the other and all materials containing any Confidential Information in its possession or control (including, in the case of the Licensee, in the possession or control of its Sub-Licensees); and

(V)

upon CE’s request (if Licensee has not terminated pursuant to Clause 8.4) the Licensee shall (to the extent it is able having regard to obligations to third parties) notify CE of the nature of any materials, details of all technical processes, manufacturing data, improvements, information, know-how and results relating to the Licensed Technology created or developed by the Licensee or sub-contractors or Sub-Licensees that may be reasonably required by CE to arrange for the further exploitation of the Licensed Technology (provided always that the Licensee shall only be required to use reasonable endeavours to seek to incorporate appropriate access and exploitation provisions into its agreements with Sub-Licensees). The Parties shall negotiate in good faith without delay for up to [####] the terms of an agreement between them on reasonable commercial terms to enable CE to arrange for the further exploitation of the Licensed Technology and Licensed Products as they exist at the date of termination.

(b)	If the Parties are unable to agree the terms of an agreement as described in Clause 8.5(a)(V) CE may initiate the procedure in Clause 9.

(c)

The expiry or termination of this Agreement does not affect any rights or obligations of either Party which have arisen or accrued up to and including the date of expiry or termination including the right to payment under this Agreement.

(d)	Clauses 2.3(d), 2.4, 2.5, 3.2 to 3.7, 4 (in respect only of payments due on or before termination or under Clause 8.5(a)(1)), 7, 8.5, 9 and 10 survive expiry or termination (for whatever reason).

9.	Dispute resolution

The Parties agree that should any dispute arise between them in relation to this Agreement (other than under Clause 5), they shall meet as soon as practicable and negotiate in good faith with a view to resolving the dispute.

If the Parties are unable to settle any dispute by negotiation within [####] (or where Clause 5.3(d)) applies, the Parties will attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure.

To initiate a mediation a Party must give notice in writing to the other Party, requesting a mediation in accordance with this Clause 9.

Nothing in this Clause 9 shall prevent either Party from applying for injunctive relief to restrain any actual or potential breach of this Agreement.

10.	General

10.1	Force majeure

EXECUTION VERSION

(a)

Notwithstanding any other provision of this Agreement, no Party need act if it is impossible to act due to force majeure, meaning any cause beyond its control (including war, riot, natural disaster or law taking effect after the date of this Agreement). A Party affected by force majeure agrees to notify the other Party promptly after it determines that it is unable to act.

(b)

A Party has no responsibility or liability for any loss or expense suffered or incurred by the other Party as a result of its not acting for so long as the force majeure under Clause 10.1 continues. However, the non-performing Party agrees to make reasonable efforts to avoid or remove the circumstances giving rise to the force majeure and agrees to continue performance under this Agreement promptly when they are removed.

10.2	Assignment

(a)

Save as provided by Clause 10.2(b) and 10.2(c) neither Party may assign, transfer, charge or deal in any other manner with this Agreement nor purport to do so without the prior written consent of the other Party.

(b)

CE may assign the whole or any of its rights and obligations under this Agreement in conjunction with any assignment of the Patents and the licence to the Know-how provided that CE’s assignee shall undertake to be bound by and perform CE’s obligations under this Agreement. CE shall notify the Licensee of any assignment under this Agreement.

(c)

The Licensee may assign all its rights and obligations under this Agreement where the assignment is connected with the transfer of all or substantially all of the Licensee’s assets to a single purchaser and provided such purchaser undertakes to CE to be bound by and perform the obligations of the Licensee under this Agreement and is capable of performing such obligations. The Licensee shall notify CE of any such assignment.

10.3	Waiver

A provision of this Agreement or any right created under it cannot be waived or varied except in writing signed by the Parties.

10.4	Invalid clauses

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

10.5	No agency

Nothing in this Agreement shall be construed as creating any agency, partnership or other form of joint enterprise between the Parties and neither Party has the authority to act for or bind the other Party in any way.

10.6	Notices

Any notice to be given under this Agreement shall be in writing and delivered by hand, prepaid registered post or facsimile to the other Party at the address or fax number set out below or to such other address or fax number as either Party may specify in writing to the other.

EXECUTION VERSION

Notices to CE	Director, Cambridge Enterprise Ltd,
University of Cambridge
Hauser Forum
3 Charles Babbage Road
Cambridge
CB3 OGT
UK
Fax number: [####]

Notices to Licensee	Apcintex Limited
c/o Medicxi
25 Great Pulteney Street
London W1F 9LT
Attention: The Directors

Email: [####]and
[####]
with a copy to:
[####]

Notices are deemed to have been given:

(a)

if delivered by hand, at the time of the delivery unless delivered after 5pm in the place of receipt or on a non-business day, in which case the notice is deemed to have been given at 9am the next business day;

(b)	if sent by pre-paid first class post from within the United Kingdom, three business days after posting (or seven business days if posted from outside the United Kingdom); and

(c)

if sent by facsimile, at the time the facsimile is received shown in the transmission report as the time that the whole facsimile was sent unless received after 5pm in the place of receipt or on a non-business day, in which case the notice is deemed to have been given at 9am the next business day.

10.7	Law and jurisdiction

This Agreement and any documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and each Party irrevocably submits to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Agreement and the documents entered into pursuant to it except that a Party may seek an interim injunction for enforcement of intellectual property rights as described in Clause 9 in any court of competent jurisdiction.

10.8	Further action

Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.9	Announcements

A Party may not make press or other announcements or releases relating to this Agreement or the transactions the subject of this Agreement without the approval of the other Party to the form and manner of the announcement or release unless and to the extent that the announcement or release:

EXECUTION VERSION

(a)	is required to be made by law or by a stock exchange;

(b)	is made in a report to funders or in an annual report of CE, CUH, the University or one of the University’s departments or

(c)	falls within the terms of Clause 3.6(b).

10.10	Entire agreement

This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all negotiations, understandings or previous agreement between the Parties relating to the subject matter of this Agreement. Nothing in this Agreement, including this Clause and Clause 7.2, shall operate to limit or exclude liability for fraud or fraudulent misrepresentation.

10.11	Third party rights

CUH, the University, any University wholly owned subsidiary, CUH and the University’s employees and students, the Inventors and the Principal Investigator may enforce those terms of this Agreement which expressly confer rights on them, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. Save as aforesaid no term of this Agreement shall be enforceable under that Act by a person who is not a party to this Agreement, but this shall not affect any right or remedy of any third party which exists or is available other than under that Act. Notwithstanding that any term of this Agreement may be or become enforceable under that Act by a person which is not a party to it, this Agreement may be amended in any respect, or suspended, cancelled or terminated by agreement in writing between the Parties, in each case without the consent of such third party.

10.12	Export Control Regulations

(a)

“Export Control Regulations” mean any United Nations trade sanctions or EU or UK legislation or regulation, from time to time in force, which impose arms embargoes or control the export from the United Kingdom of goods, technology or software, including weapons of mass destruction and arms, military, paramilitary and security equipment and dual-use items (items designed for civil use but which can be used for military purposes) and certain drugs and chemicals.

(b)

The Licensee shall ensure that, in using the Licensed Technology and in selling Licensed Products, it shall not and nor shall its employees or sub-contractors or Affiliates or any Sub-Licensee directly or indirectly breach or compromise compliance with any Export Control Regulations.

10.13	Non-use of names and marking of Licensed Products

(a)

Consent is not needed to state that CE has granted the Licensee a licence to use the Licensed Technology to make and supply Licensed Products. In all other cases the Licensee shall not use and shall ensure that Sub-Licensees and its Affiliates do not use (including in any advertising, promotional or sales materials) the name, any adaptation of the name, any logo, trademark or other device of

(I)	the “University of Cambridge” unless it has first obtained in each case the University’s prior written consent;

(II)	“Cambridge Enterprise Limited” or of the Inventors or Principal Investigator unless it has first obtained in each case CE’s prior written consent.

(b)	To the extent commercially feasible the Licensee shall mark and cause Sub-Licensees and its Affiliates to mark each product with the number of each issued patent which applies to it.

EXECUTION VERSION

10.14	Insurance

Without prejudice to its obligations under Clause 0 the Licensee shall take out with a reputable insurance company and maintain at all times during the Term public and product liability and professional indemnity insurance including against all loss of and damage to property (whether real personal or intellectual) and injury to persons including death arising out of or in connection with this Agreement and the Licensee’s and its Affiliates’ and Sub-Licensees’ use of the Licensed Technology and use, sale of or any other dealing in any of the Licensed Products. Such insurances shall be at a level which reflects the scale of activity in relation to the Licensed Technology, not exclude litigation in England, and include an indemnity to principals clause in favour of CE, CUH and the University. Subject thereto, cover may be limited in respect of one claim provided that such limit must be at least [####] for public and product liability and [####] for Professional indemnity insurance shall continue to be maintained for a further [####] from the end of the Term.

10.15	Legal Compliance

The Licensee shall comply with the following (and any amendment or re-enactment) in all material respects: all statutes, bye laws, regulations, codes of practice, European and other directives and provisions and all professional rules and standards to be observed and performed in connection with the development, manufacture and sale or making available of Licensed Products.

EXECUTION VERSION

AGREED by the parties through their authorised signatories:-

For and on behalf of	For and on behalf of
CAMBRIDGE ENTERPRISE LIMITED	APCINTEX LIMITED

/s/ J.M. Grimshaw

Signed	Signed

J.M Grimshaw
Print name	Print name

Head of Physical Sciences
Title	Title

7 Dec 2016
Date	Date

EXECUTION VERSION

AGREED by the parties through their authorised signatories:-

For and on behalf of	For and on behalf of
CAMBRIDGE ENTERPRISE LIMITED	APCINTEX LIMITED

/s/ Kevin Johnson
Signed	Signed

Kevin Johnson
Print name	Print name

Chairman
Title	Title

Date	Date

EXECUTION VERSION

SCHEDULE 1

Part A: [####]

EXECUTION VERSION

Part B: [####]

EXECUTION VERSION

SCHEDULE 2

Part A: [####]

EXECUTION VERSION

Part B: [####]

Execution Copy	CONFIDENTIAL

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (the “Amendment”) to the license agreement (JHU Agreement [####]) with an Effective Date of July 21, 2015 (the “Agreement”), is entered into as of July 22, 2018 (“Amendment Effective Date”), by and among the Johns Hopkins University, a corporation of the State of Maryland, in the United States of America, having a principal place of business at 3400 N. Charles Street, Baltimore, Maryland 21218-2695 (hereinafter “JHU”), the Trustees of the University of Pennsylvania, a nonprofit corporation of the State of Pennsylvania, in the United States of America, having a principal place of business at 3160 Chestnut Street, Suite 200, Philadelphia, Pennsylvania 19104 (hereinafter “PENN”), and Apcintex Limited, a corporation of England and Wales having a principal place of business at c/o Medicxi, 25 Great Pulteney Street, England, W1F 9LT (hereinafter “Company”).

RECITALS

WHEREAS, on July 21, 2015 (“Effective Date”), JHU, PENN and Serpin Haemostatics Limited (“Serpin” or “Company”) entered into a non-exclusive license (the “Agreement”) for JHU Ref. C09948 and PENN Ref. H1264 entitled A Mouse Model of Hemophilia A, and

WHEREAS, on or about April 2, 2016, Serpin Haemostatics Limited changed its name to Apcintex Limited (“Apcintex”) and all of Serpin’s rights, powers, interest and obligations under various agreements with third parties, including this Agreement and this First Amendment are now vested in Apcintex and any reference to Company will name to mean Apcintex; and

WHEREAS, the parties desire to amend the Agreement to extend the Term and update Notice and Payment Information.

NOW THEREFORE, based upon the above premises, the parties agree as follows:

AMENDMENT

1. Change of Name. All references in the Agreement to Serpin Haemostatics Limited (“Serpin”) are changed to Apcintex Limited (“Apcintex”) and any reference to Company will mean Apcintex.

2. Terms. Capitalized terms in this Amendment shall have the same meaning as those in the Agreement, unless specifically defined in this Amendment. All section and paragraph references refer to sections or paragraphs as applicable, in the Agreement. References to the term “Agreement” in the Agreement shall be deemed to include the Amendment.

3. Interpretation. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. To the extent there are any inconsistencies or ambiguities between this Amendment and the Agreement, the terms of this Amendment shall supersede the Agreement.

4. Amendment Fee. Company shall pay a non-refundable Amendment Fee of [####] within [####] of the date the last party hereto has executed this First Amendment.

Execution Copy	CONFIDENTIAL

5.	Payment.

Paragraph 4.2 shall be deleted in total and replaced with:

4.2. All payments under this Agreement shall be made in US Dollars. All non-US taxes related to the transfer of MICE, if any, shall be paid by COMPANY and shall not be deducted from the licensing fee due to JHU. Checks are to be made payable to “The Johns Hopkins University” and sent to:

Executive Director

Johns Hopkins Technology Ventures

Johns Hopkins University

1812 Ashland Avenue, Suite 110

Baltimore, MD 21205

Attn: [####]

[####]

Wire transfers may be made through.

DOMESTIC ACH & WIRE

[####]

INTERNATIONAL FED WIRE

[####]

Company shall be responsible for any and all costs associated with wire transfers.

6.	Paragraph 6.8 shall be deleted in its entirety and replaced with the following language:

6.8. This Agreement shall expire [####] from the EFFECTIVE DATE (the “TERM”). Company may extend the term of this Agreement by [####]by requesting an extension in writing to JHU at least [####]before the end of the initial term of this Agreement. An extension fee of [####] shall be payable to JHU within [####] of such written notice. Upon expiration of this Agreement, COMPANY shall cease to use the MICE and DERIVATIVE MICE, return or sacrifice the MICE and DERIVATIVE MICE and provide evidence of such sacrifice to JHU.

7.	Paragraph 6.11 shall be deleted and replaced with the following:

6.11. All notices and/or communications pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 6.11:

Execution Copy	CONFIDENTIAL

If to JHU:	Executive Director, Technology Transfer Johns Hopkins Technology Ventures
Johns Hopkins University
1812 Ashland Ave, Suite 110
Baltimore, MD 21205
Phone: [####]
Reference: [####]
[####]If to PENN: Penn Center for Innovation
University of Pennsylvania
3160 Chestnut Street, Suite 200
Philadelphia, PA 19104-6283
Attention: Managing Director

With a copy to:	University of Pennsylvania
Office of General Counsel
FMC Tower at Cira Centre South
2929 Walnut Street, Suite 400
Philadelphia, PA 19104-5099
Attention: General Counsel

If to COMPANY:	Apcintex Limited
c/o The Cambridge Partnership
Moneta Building
Babraham Research Campus
Babraham
Cambridge
CB22 3AT
t: [####]
Attn: [####]
[####]

8. No Other Amendment. Except as expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.

9. Counterparts. The parties may execute this Amendment in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The Amendment may be delivered electronically and the parties hereby agree that any electronic signatures hereto are legal, valid and enforceable as originals.

Execution Copy	CONFIDENTIAL

IN WITNESS WHEREOF, this Amendment shall take effect as of the Amendment Effective Date after it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY	APCINTEX LIMITED

By: /s/ Steve Kousouris	By: /s/ Jim Huntington

Name: Steven L Kousouris	Name: Jim Huntington

Title: Executive Director, Technology	Title: CEO
Transfer Johns Hopkins Technology Ventures

Date: 12/3/2018 | 1:54 PM EST	Date: 4 Dec 2018

THE TRUSTEES OF THE
UNIVERSITY OF PENNSYLVANIA

By: /s/ John S. Swartley

Name: John S. Swartley, Ph.D.

Title: Associate Vice Provost for
Research and Managing Director, Penn
Center for Innovation

Date: 12/3/2018 | 2:01 PM EST